UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2012

Energy Services of America Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32998 (Commission File Number)	20-4606266 (I.R.S. Employer Identification No.)

100 Industrial Lane, Huntington, West Virginia                                                                                                                                25702-9694
(Address of Principal Executive Offices)                                                                                                                     (Zip Code)

Registrant’s telephone number, including area code:                                                                                     (304) 399-6315

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.                      Cost Associated with Exit or Disposal Activities

As part of the forbearance agreement between the Company, its subsidiaries and United Bank, Inc., (disclosed in a Form 8-K filed with the SEC on November 29, 2012) the Company is required to close its S T Pipeline subsidiary by December 15, 2012 and to divest itself of the assets on or before April 30, 2013.  The proceeds from the sale of equipment will be distributed to the lender in accordance with the agreement.  In connection with the approved plan to divest ST Pipeline, the Company may incur material charges for exit and disposal activities under GAAP, however at this time the Company is unable to quantify the amount of the losses.  Management’s preliminary assessment of the value of the assets of its S T subsidiary has not resulted in an indication of an impairment loss on the property, plant and equipment.   Further evaluation may result in an impairment loss in future reporting periods.

Item 2.06.                      Material  Impairments

On December 6, 2012, based on the recommendation of senior management the Board of Energy Services of America Corporation concluded that it was required to record a goodwill impairment charge, primarily driven by the continued operating losses of the Company and the terms of the forbearance agreement between Energy Services and its lenders as disclosed on Form 8-k filed with the SEC on November 29, 2012.  The goodwill impairment charge of $36.9 million represents the entire amount of goodwill carried on the Company’s balance sheet.  The goodwill originated from the 2008 acquisitions of C. J. Hughes and its subsidiaries Nitro Electric and Contractors Rental Corp, and S T Pipeline.

The goodwill impairment was measured as part on the annual goodwill impairment testing performed by the company and will be recorded in the Company’s fiscal quarter ended September 30, 2012.  A step 2 goodwill impairment analysis was performed by an independent third party.  That study determined that the fair value of the Company’s business assets was slightly in excess of the enterprise value, resulting in no goodwill.

In addition, the Company will record a valuation allowance against its deferred tax asset in the quarter ended September 30, 2012, due to the continued operating losses of the Company.  The amount of the valuation allowance is estimated at $6.4 million and is related to the unused net operating loss carryovers of the Company.

These non-cash impairment charges will not impact the Company’s cash flows or cash balances and is not expected to result in any material future cash expenditures.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired.
Not Applicable.
(b)	Pro forma financial information.
Not Applicable.
(c)	Shell Company Transactions.
Not Applicable.
(d)	Exhibits.
None.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: December 12, 2012	By: /s/ Larry Blount
Larry Blount
Vice President and Chief Financial Officer